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                                                                Exhibit 23.1
                                                                ------------


CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements of Engineered Support Systems, Inc. on Form S-8 (registration statements No. 33-14504, No. 333-45020, No. 333-45022, No. 333-64126, No. 333-65490, No.
333-97859, No. 333-97861, No. 333-101161, No. 333-110165, No. 333-110166,
No. 333-116743, and No. 333-116744) of our report dated March 4, 2005, relating to the financial statements of Spacelink International, LLC as of and for the years ended December 31, 2004 and 2003, which appears in this Amendment No. 2 to the Current Report on Form 8-K of Engineered Support Systems, Inc. dated February 7, 2005 (as amended by Form 8-K/A, Amendment No. 1, filed on April 25, 2005).



/s/ CHERRY, BEKAERT & HOLLAND, L.L.P.



Vienna, Virginia
April 27, 2005